ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-WMC2
Mortgage Pass-Through Certificates

$509,576,000
(Approximate)

WMC Mortgage Corporation
(Originator)

Wells Fargo Bank, NA
(Master Servicer, Servicer and Trust Administrator)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)
UBS Real Estate Securities Inc.
(Seller and Sponsor)

May 30, 2006

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Backed Securities Trust 2006-WMC2 Mortgage Pass-Through Certificates

Filed pursuant to Rule 433 (d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-WMC2
Mortgage Pass-Through Certificates
$509,576,000 (Approximate Offered Certificates)

Structure Overview
Class(1))	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window Call(3) / Mat(3)	Legal Final Distribution Date	Initial Credit Enhancement(4)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(5)	203,180,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	April 2036	19.15%	AAA / Aaa
A-3(5)	50,730,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	April 2036	19.15%	AAA / Aaa
A-4(5)	88,780,000	FLT / SEN / SEQ	3.50 / 3.50	27 - 71 / 27 - 71	April 2036	19.15%	AAA / Aaa
A-5(5)	32,979,000	FLT / SEN / SEQ	6.30 / 8.59	71 - 76 / 71 - 176	April 2036	19.15%	AAA / Aaa
M-1(5,6)	28,085,000	FLT / MEZ / SEQ	3.61 / 3.61	41 - 46 / 41 - 46	April 2036	15.70%	AA+ / Aa1
M-2(5,6)	25,235,000	FLT / MEZ / SEQ	4.58 / 4.58	46 - 73 / 46 - 73	April 2036	12.60%	AA / Aa2
M-3(5,6)	14,653,000	FLT / MEZ / SEQ	6.31 / 8.45	73 - 76 / 73 - 147	April 2036	10.80%	AA / Aa3
M-4(5,6)	13,431,000	FLT / MEZ	4.43 / 4.84	40 - 76 / 40 - 125	April 2036	9.15%	AA- / A1
M-5(5,6)	13,024,000	FLT / MEZ	4.40 / 4.78	39 - 76 / 39 - 120	April 2036	7.55%	A+ / A2
M-6(5,6)	11,803,000	FLT / MEZ	4.38 / 4.72	39 - 76 / 39 - 113	April 2036	6.10%	A / A3
M-7(5,6)	11,396,000	FLT / MEZ	4.35 / 4.64	38 - 76 / 38 - 106	April 2036	4.70%	BBB+ / Baa1
M-8(5,6)	9,768,000	FLT / MEZ	4.34 / 4.55	38 - 76 / 38 - 97	April 2036	3.50%	BBB / Baa2
M-9(5,6)	6,512,000	FLT / MEZ	4.33 / 4.43	37 - 76 / 37 - 87	April 2036	2.70%	BBB- / Baa3
Non-Offered Certificates
A-1(5)	282,494,000	FLT / SEN / PT	Not Offered Hereby		April 2036	19.15%	AAA / Aaa
M-10(5,6)	8,140,000	FLT / MEZ	Not Offered Hereby		April 2036	1.70%	BB+ / Ba1

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed and adjustable-rate Mortgage Loans. The Class M Certificates are backed by all of the Mortgage Loans.

(2)	The Approximate Size is subject to a permitted variance of plus or minus 10%.
(3)	See the Pricing Speed below.
(4)	Includes initial Overcollateralization of approximately 1.70%.
(5)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(6)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter

Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.70%, Excess Spread and an Interest Rate Swap.
•	The Mortgage Loans will be serviced by Wells Fargo Bank, NA, rated SQ1 (Moody’s), RPS1 (Fitch) and Strong (S&P).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-WMC2
•	Intex: MABS06W2

Mortgage Pool Summary
	MABS 2006-WMC2 Mortgage Loans
	Group I		Group II		Aggregate
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate
Cut-off Date Balance	$282,628,624	$66,777,065	$371,013,417	$93,635,996	$814,055,101
Number of Loans	1,249	910	1,234	856	4,249
Average Loan Balance	$226,284	$73,381	$300,659	$109,388	$191,587
Wtd. Avg. Gross Coupon	8.094%	9.537%	8.028%	9.692%	8.366%
Wtd. Avg. Net Coupon(1)	7.582%	9.025%	7.515%	9.179%	7.854%
Wtd. Avg. FICO	633	636	632	652	635
Wtd. Avg. Original LTV(2)	80.39%	89.08%	80.51%	91.06%	82.39%
Wtd. Avg. Stated Rem Term (months)	357	257	356	247	336
Wtd. Avg. Seasoning (months)	3	3	4	4	4
Wtd. Avg. Months to Next Adj. Date	23	N/A	24	N/A	24
Wtd. Avg. Margin	6.428%	N/A	6.578%	N/A	6.513%
Wtd. Avg. Initial Rate Cap	3.026%	N/A	3.065%	N/A	3.048%
Wtd. Avg. Periodic Rate Cap	1.001%	N/A	1.000%	N/A	1.001%
Wtd. Avg. Maximum Rate	14.592%	N/A	14.526%	N/A	14.555%
Wtd. Avg. Minimum Rate	8.092%	N/A	8.026%	N/A	8.055%

(1) The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2) References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-WMC2.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	WMC Mortgage Corporation

Servicer:	Wells Fargo Bank, NA.

Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P), RPS1 (Fitch).

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Nominal Trustee:	U.S. Bank National Association.

Swap Provider:	[TBD]

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.

Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:
The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

Non-Offered Certificates:	The Class A-1 Certificates, Class M-10 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:
As of June 1, 2006, the Mortgage Loans will consist of approximately 4,249 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $814,055,101. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 2,159 mortgage loans totaling $349,405,689 and the Group II Mortgage Loans will represent approximately 2,090 mortgage loans totaling $464,649,412.

Transaction Overview
Expected Pricing Date:	June [2], 2006

Expected Closing Date:	June 29, 2006

Cut-off Date:	June 1, 2006

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in July 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing June 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on the basis of a 360-day year and the actual number of days elapsed. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:
The Offered Certificates, except for the Class M-10 Certificates, are expected be ERISA eligible as of the Closing Date, subject to certain investor based exemptions. The Class M-10 Certificates may not be purchased by plans other than through certain insurance company general accounts.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Net Swap Payments received from the Swap Provider 3) Overcollateralization (“OC”) 4) Subordination

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.70% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.40% of the then current aggregate outstanding principal balance of the Mortgage Loans after taking into account distributions of principal on the Mortgage Loans or (b) 0.50% of the balance of the Mortgage Loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Class A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 38.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CRedit Enhancement Percentage
	Class	Closing Date	After Stepdown Date
	A	19.15%	38.30%
	M-1/M-2/M-3	10.80%	21.60%
	M-4	9.15%	18.30%
	M-5	7.55%	15.10%
	M-6	6.10%	12.20%
	M-7	4.70%	9.40%
	M-8	3.50%	7.00%
	M-9	2.70%	5.40%
	M-10	1.70%	3.40%

Delinquency Percentage:
The Delinquency Percentage is, with respect to any distribution date, the percentage equivalent to a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy and are 60 or more days delinquent, and the denominator of which is the aggregate Principal Balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) and REO Properties as of the last day of the previous calendar month, in each case, not including any Mortgage Loans that prepay in full during the related Prepayment Period.

Credit Enhancement
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a) the Delinquency Percentage exceeds [37.00]% of the Credit Enhancement Percentage, or
(b) the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	July 2008 through June 2009	[1.45]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
	July 2009 through June 2010	[3.25]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
	July 2010 through June 2011	[5.05]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter
	July 2011 through June 2012	[6.55]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	July 2012 and thereafter	[7.30]%

Payment of Interest
Interest Payment Priority:	On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)	from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)
from the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the related Certificates;

(iii)	to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class;

(iv)	to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class;

(v)	to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class;

(vi)	to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such class;

(vii)	to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such class;

(viii)	to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such class;

(ix)	to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such class;

(x)	to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such class;

(xi)	to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such class; and

(xii)	to the holders of the Class M-10 Certificates, the Interest Distribution Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:
The Formula Rate for each class of the Offered Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Interest Distribution Amount:
The Interest Distribution Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Net WAC Rate Cap:
Class A Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates minus (y) the product of (i) Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the “Net Swap Payment Rate”).

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Basis Risk Shortfall:
Because most of the adjustable-rate Mortgage Loans are based on 6-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on 1-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to such Certificates in certain periods. This may also occur if 6-month LIBOR and 1-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk Shortfalls occur, they will be carried forward (a “Net WAC Rate Carryover Amount”) with interest and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

Maximum Cap Rate:
The Maximum Cap Rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) for any Distribution Date and each Class A and Class M Certificate is calculated in the same manner as the Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to the product of: (i) a fraction, the numerator of which is equal to sum of the Net Swap Payment made by the Swap Provider, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12.

Expense Adjusted Net Mortgage Rates:
The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $814,055,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)  from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)  from the Swap Account, to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  from the Swap Account, to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)  from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the Available Funds, net of any Net Swap Payment made by the Trustee, over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)       from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)       Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)     Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iv)      to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)       to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)      to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)     to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)    to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)      to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)       to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)      to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero

(xii)     to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)    to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)            from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)           Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)          Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)          sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(v)           to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)          to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)         to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)        to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)           to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)           to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)           to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date (based on the Group I senior allocation percentage) MINUS a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date (based on the Group II senior allocation percentage) MINUS a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,747,028.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $2,323,247.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Payment of Principal
Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Payment of Principal
Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,070,276.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)            to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;

(ii)    to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(iii)   to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)   to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(v)    to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)   to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(vii)          to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)         to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(ix)            to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)             to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xi)            to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)           to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xiii)          to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)         to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xv)          to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)         to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xvii)        to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)       to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xix)          to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)           the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxi)          to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions: (continued)
(xxii)        to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxiii)       to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxiv)       to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Statistical Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,249
Aggregate Current Principal Balance:	$814,055,101
Average Current Principal Balance:	$191,587	$12,981-$1,372,702
Aggregate Original Principal Balance:	$815,338,622
Average Original Principal Balance:	$191,890	$13,000-$1,375,000
Fully Amortizing Non-IO Mortgage Loans:	29.38%
Fully Amortizing IO Mortgage Loans:	10.13%
Balloon Loans:	60.50%
1st Lien:	88.84%
Wtd. Avg. Gross Coupon:	8.366%	5.550%-12.990%
Wtd. Avg. Original Term(months):	339	120-360
Wtd. Avg. Remaining Term(months):	336	114-357
Wtd. Avg. Margin(ARM Loan Only):	6.513%	1.000%-8.500%
Maximum Interest Rate (ARM Loans Only):	14.555%	12.250%-18.375%
Minimum Interest Rate (ARM Loans Only):	8.055%	5.750%-11.720%
Wtd. Avg. Original LTV:	82.39%	10.80%-100.00%
Wtd. Avg. Borrower FICO:	635	500-812
Geographic Distribution (Top 5):	CA	37.50%
	NY	8.54%
	FL	8.00%
	NJ	5.21%
	IL	4.52%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	659	21,764,556	2.67	33,027	10.947	97.01	634	48.19	89.04
50,000.01 to 100,000.00	955	70,281,608	8.63	73,593	10.084	90.98	634	39.60	58.09
100,000.01 to 150,000.00	608	75,219,713	9.24	123,717	8.953	84.74	625	42.02	26.72
150,000.01 to 200,000.00	478	83,776,071	10.29	175,264	8.337	80.43	619	44.40	6.79
200,000.01 to 250,000.00	375	84,559,275	10.39	225,491	8.215	81.02	629	32.22	5.39
250,000.01 to 300,000.00	307	83,992,230	10.32	273,590	8.015	79.75	629	29.32	0.32
300,000.01 to 350,000.00	240	77,318,273	9.50	322,159	8.045	81.02	637	24.78	0.00
350,000.01 to 400,000.00	183	68,333,958	8.39	373,410	7.868	80.65	638	21.86	0.00
400,000.01 to 450,000.00	105	44,642,861	5.48	425,170	7.784	79.22	635	19.03	0.00
450,000.01 to 500,000.00	110	52,375,863	6.43	476,144	8.017	81.92	646	14.64	0.00
500,000.01 to 550,000.00	63	32,994,015	4.05	523,715	7.785	82.96	647	26.66	0.00
550,000.01 to 600,000.00	58	33,337,640	4.10	574,787	8.124	81.52	645	13.98	0.00
600,000.01 to 650,000.00	27	16,873,513	2.07	624,945	8.160	83.12	653	14.92	0.00
650,000.01 to 700,000.00	17	11,553,601	1.42	679,624	8.039	81.73	660	5.91	0.00
700,000.01 to 750,000.00	9	6,578,466	0.81	730,941	8.316	83.11	608	22.33	0.00
750,000.01 to 800,000.00	13	10,087,831	1.24	775,987	7.576	81.01	655	30.74	0.00
800,000.01 to 850,000.00	9	7,471,494	0.92	830,166	7.519	76.29	684	22.20	0.00
850,000.01 to 900,000.00	9	7,929,022	0.97	881,002	7.867	76.86	637	11.33	0.00
900,000.01 to 950,000.00	5	4,654,666	0.57	930,933	8.031	78.99	649	0.00	0.00
950,000.01 to 1,000,000.00	11	10,724,028	1.32	974,912	7.597	79.97	640	0.00	0.00
1,000,000.01 to 1,250,000.00	5	5,579,559	0.69	1,115,912	7.253	78.28	645	0.00	0.00
1,250,000.01 to 1,500,000.00	3	4,006,857	0.49	1,335,619	7.312	73.07	643	0.00	0.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	7	3,221,155	0.40	460,165	5.797	67.25	685	49.34	0.00
6.001 to 6.500	49	13,918,733	1.71	284,056	6.389	77.52	657	49.15	0.00
6.501 to 7.000	284	87,904,193	10.80	309,522	6.837	78.21	647	42.63	0.00
7.001 to 7.500	425	120,950,977	14.86	284,591	7.321	80.06	648	32.33	0.00
7.501 to 8.000	706	188,375,689	23.14	266,821	7.820	79.58	639	26.02	0.09
8.001 to 8.500	458	109,062,796	13.40	238,128	8.310	80.15	632	23.04	0.95
8.501 to 9.000	500	113,056,329	13.89	226,113	8.776	81.93	622	22.77	1.54
9.001 to 9.500	265	50,733,181	6.23	191,446	9.298	83.87	611	27.12	6.45
9.501 to 10.000	304	33,404,255	4.10	109,882	9.806	88.65	607	32.98	23.57
10.001 to 10.500	188	20,496,617	2.52	109,025	10.320	89.15	617	30.76	45.14
10.501 to 11.000	391	29,302,568	3.60	74,943	10.885	97.58	637	26.63	86.63
11.001 to 11.500	283	22,093,261	2.71	78,068	11.286	98.67	641	22.26	95.18
11.501 to 12.000	133	6,746,661	0.83	50,727	11.877	99.46	636	34.92	92.86
12.001 to 12.500	156	8,920,128	1.10	57,180	12.363	99.48	630	19.42	100.00
12.501 to 13.000	100	5,868,557	0.72	58,686	12.805	98.74	629	4.76	100.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	9	1,691,041	0.21	187,893	9.163	73.16	500	24.62	0.00
501 to 520	137	24,608,543	3.02	179,624	9.256	75.18	510	54.35	0.00
521 to 540	114	23,109,549	2.84	202,715	8.747	77.10	531	56.77	0.06
541 to 560	154	29,168,381	3.58	189,405	8.802	79.96	551	46.83	0.10
561 to 580	172	36,254,475	4.45	210,782	8.632	83.49	570	48.74	1.12
581 to 600	496	79,324,996	9.74	159,929	8.326	80.87	591	53.66	9.20
601 to 620	748	133,013,905	16.34	177,826	8.452	83.01	610	29.37	12.69
621 to 640	704	141,021,039	17.32	200,314	8.212	82.60	630	23.12	11.83
641 to 660	590	113,351,262	13.92	192,121	8.304	83.65	650	20.63	13.99
661 to 680	391	78,240,277	9.61	200,103	8.245	82.77	670	16.23	13.87
681 to 700	278	56,169,958	6.90	202,050	8.300	83.09	691	13.56	14.26
701 to 720	181	35,808,964	4.40	197,840	8.095	83.32	710	12.26	15.02
721 to 740	124	23,831,966	2.93	192,193	8.106	84.09	730	27.54	15.55
741 to 760	63	14,082,214	1.73	223,527	8.272	85.10	750	8.08	14.21
761 to 780	47	12,276,108	1.51	261,194	8.298	83.23	770	23.66	14.89
781 to 800	33	9,564,772	1.17	289,842	8.148	83.90	787	8.90	14.22
801 to 820	8	2,537,652	0.31	317,207	8.085	84.00	806	40.37	19.98
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,851	723,243,456	88.84	253,681	8.027	80.23	632	29.33	0.00
2	1,398	90,811,645	11.16	64,958	11.069	99.55	654	23.08	100.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	61	9,856,780	1.21	161,587	7.923	42.32	597	24.52	0.00
50.01 to 55.00	23	4,969,685	0.61	216,073	7.488	53.23	617	21.44	0.00
55.01 to 60.00	44	9,942,149	1.22	225,958	8.017	57.65	581	44.76	0.00
60.01 to 65.00	44	9,888,363	1.21	224,736	8.003	62.84	602	41.57	0.00
65.01 to 70.00	101	23,163,956	2.85	229,346	7.774	68.51	595	30.93	0.00
70.01 to 75.00	143	41,767,025	5.13	292,077	8.070	73.88	600	23.30	0.00
75.01 to 80.00	1,765	458,773,493	56.36	259,928	7.910	79.90	645	25.03	0.00
80.01 to 85.00	192	44,268,817	5.44	230,567	8.138	84.54	602	43.11	0.08
85.01 to 90.00	265	69,478,940	8.53	262,185	8.248	89.66	628	34.21	1.05
90.01 to 95.00	310	56,261,001	6.91	181,487	9.105	94.71	616	44.38	10.08
95.01 to 100.00	1,301	85,684,891	10.53	65,861	11.025	99.95	655	25.03	98.47
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	1,560	233,048,068	28.63	149,390	8.179	82.74	612	100.00	8.99
Limited Income & Asset	635	148,545,451	18.25	233,930	7.996	83.94	630	0.00	9.10
Lite Documentation	134	29,321,066	3.60	218,814	8.235	83.22	625	0.00	9.39
Stated Documentation	384	116,025,817	14.25	302,151	8.226	75.87	617	0.00	0.71
Streamline	1,536	287,114,698	35.27	186,924	8.779	83.85	664	0.00	18.38
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	1,535	350,683,557	43.08	228,458	8.191	80.09	614	32.99	5.09
Purchase	2,630	447,287,883	54.95	170,071	8.514	84.31	652	24.75	16.26
Rate & Term Refinance	84	16,083,661	1.98	191,472	8.071	79.13	615	41.29	1.50
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condomimium	419	70,501,140	8.66	168,260	8.410	83.09	635	29.95	12.32
Pud	421	92,292,277	11.34	219,222	8.437	83.79	640	24.99	12.80
Pud Attached	127	21,002,880	2.58	165,377	8.645	83.99	637	28.61	12.78
Single Family	2,974	553,456,031	67.99	186,098	8.345	82.02	632	30.47	10.86
Townhouse	6	894,354	0.11	149,059	8.298	84.59	587	65.56	4.77
MultiFamily	302	75,908,419	9.32	251,352	8.315	82.22	646	17.96	9.82
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	77	13,816,418	1.70	179,434	8.803	85.92	671	54.01	0.61
Owner Occupied	4,038	770,762,925	94.68	190,877	8.357	82.26	632	28.89	11.37
Second Home	134	29,475,758	3.62	219,968	8.402	84.07	678	9.86	10.48
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	836	222,661,581	27.35	266,342	8.149	81.22	645	19.98	12.04
Northern California	293	82,617,994	10.15	281,973	8.252	82.94	639	20.72	12.88
New York	263	69,497,724	8.54	264,250	8.254	81.78	646	21.77	10.53
Florida	376	65,153,681	8.00	173,281	8.471	82.54	632	27.96	10.84
New Jersey	190	42,387,066	5.21	223,090	8.205	82.80	637	27.60	9.30
Illinois	245	36,829,617	4.52	150,325	8.640	84.03	622	33.42	10.89
Maryland	196	35,632,591	4.38	181,799	8.522	82.70	624	39.67	11.38
Texas	297	32,272,630	3.96	108,662	8.501	82.60	634	35.03	12.09
Massachusetts	149	30,307,477	3.72	203,406	8.063	80.11	627	35.05	8.12
Washington	141	23,404,824	2.88	165,992	8.299	84.28	621	43.51	12.09
Other	1,263	173,289,915	21.29	137,205	8.691	83.41	623	39.14	10.26
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93535	24	4,096,431	0.50	170,685	8.176	84.20	638	42.90	15.42
93551	12	3,343,953	0.41	278,663	8.054	80.21	619	16.21	10.59
92335	13	3,267,856	0.40	251,374	7.961	83.34	599	29.70	5.52
20002	12	3,081,069	0.38	256,756	8.453	83.13	657	31.44	8.21
93065	5	2,895,874	0.36	579,175	8.744	81.00	697	0.00	15.71
92392	13	2,854,450	0.35	219,573	8.240	81.95	636	16.04	14.90
91387	10	2,747,207	0.34	274,721	8.712	84.00	692	0.00	20.00
94591	7	2,597,407	0.32	371,058	8.474	85.28	732	0.00	15.72
92404	11	2,526,212	0.31	229,656	7.869	82.38	640	18.18	9.00
92555	9	2,470,047	0.30	274,450	7.901	83.46	634	38.52	16.75
Other	4,133	784,174,595	96.33	189,735	8.370	82.37	634	28.94	11.08
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,415	93,032,101	11.43	65,747	10.979	98.64	653	23.81	97.32
181 to 240	9	873,349	0.11	97,039	8.865	83.56	648	44.52	30.94
241 to 300	2	239,879	0.03	119,939	9.337	82.34	587	21.06	0.00
301 to 360	2,823	719,909,771	88.44	255,016	8.027	80.29	632	29.23	0.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,415	93,032,101	11.43	65,747	10.979	98.64	653	23.81	97.32
181 to 240	9	873,349	0.11	97,039	8.865	83.56	648	44.52	30.94
241 to 300	2	239,879	0.03	119,939	9.337	82.34	587	21.06	0.00
301 to 360	2,823	719,909,771	88.44	255,016	8.027	80.29	632	29.23	0.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10/6 MONTH LIBOR	24	5,125,219	0.63	213,551	7.505	77.99	642	36.95	0.00
10/6 MONTH LIBOR—40 YR AMTERM	7	1,762,566	0.22	251,795	8.042	79.87	707	3.65	0.00
10/6 MONTH LIBOR—60 MONTH IO	4	824,837	0.10	206,209	7.984	86.01	685	45.81	0.00
10/6 MONTH LIBOR -120 MONTH IO	32	12,036,681	1.48	376,146	7.058	78.99	707	40.64	0.00
2/6 MONTH LIBOR	912	183,655,400	22.56	201,377	8.379	80.75	618	35.34	0.00
2/6 MONTH LIBOR—40 YR AMTERM	1,206	366,809,295	45.06	304,154	8.052	80.49	630	21.81	0.00
2/6 MONTH LIBOR—60 MONTH IO	198	58,324,357	7.16	294,567	7.497	80.84	664	36.79	0.00
2/6 MONTH LIBOR -120 MONTH IO	25	6,995,960	0.86	279,838	7.475	80.29	655	45.60	0.00
3/6 MONTH LIBOR	27	5,920,258	0.73	219,269	7.862	75.21	617	25.64	0.00
3/6 MONTH LIBOR—40 YR AMTERM	20	5,245,823	0.64	262,291	7.930	79.30	619	12.39	0.00
3/6 MONTH LIBOR—60 MONTH IO	8	1,262,797	0.16	157,850	7.570	77.32	623	59.65	0.00
5/6 MONTH LIBOR	1	320,094	0.04	320,094	6.400	66.40	639	100.00	0.00
5/6 MONTH LIBOR—40 YR AMTERM	5	1,752,730	0.22	350,546	7.775	76.18	663	12.54	0.00
5/6 MONTH LIBOR—60 MONTH IO	10	2,606,589	0.32	260,659	6.992	80.34	652	72.92	0.00
5/6 MONTH LIBOR -120 MONTH IO	1	383,900	0.05	383,900	7.500	80.00	624	0.00	0.00
6 MONTH LIBOR	3	615,535	0.08	205,178	8.823	73.10	667	13.65	0.00
Fixed	1,766	160,413,060	19.71	90,834	9.628	90.24	645	31.69	56.61
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Prepayment Penalty of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,659	303,701,928	37.31	183,063	8.612	83.10	638	26.87	13.90
12	134	38,506,973	4.73	287,365	8.610	80.88	639	17.24	7.50
18	1	198,899	0.02	198,899	7.308	84.60	688	100.00	0.00
24	2,139	412,488,957	50.67	192,842	8.270	82.68	631	28.86	10.89
36	316	59,158,345	7.27	187,210	7.617	77.68	641	43.22	1.36
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,841	368,114,876	45.22	199,954	8.284	83.52	678	18.58	14.00
A	1,388	257,778,755	31.67	185,720	8.327	82.82	621	27.25	12.63
A-	474	77,365,689	9.50	163,219	8.302	80.87	592	50.78	8.50
B+	226	46,636,286	5.73	206,355	8.671	83.25	566	47.29	0.09
B	199	41,399,238	5.09	208,036	8.654	75.58	542	46.20	0.23
C	121	22,760,258	2.80	188,101	9.203	74.93	527	61.23	0.00
Total:	4,249	814,055,101	100.00	191,587	8.366	82.39	635	28.63	11.16

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-09-01	3	615,535	0.09	205,178	8.823	73.10	667	13.65	0.00
2007-09-01	1	170,931	0.03	170,931	7.990	80.00	608	0.00	0.00
2007-10-01	8	1,973,220	0.30	246,652	7.316	65.92	582	15.17	0.00
2007-11-01	16	2,549,732	0.39	159,358	7.736	78.80	572	54.36	0.00
2007-12-01	89	23,928,702	3.66	268,862	7.625	81.35	625	34.89	0.00
2008-01-01	227	51,459,177	7.87	226,692	7.848	80.22	625	31.65	0.00
2008-02-01	478	131,214,212	20.07	274,507	8.196	79.81	630	24.04	0.00
2008-03-01	1,522	404,489,038	61.88	265,762	8.120	80.94	632	27.61	0.00
2008-11-01	1	294,176	0.05	294,176	10.100	95.00	592	0.00	0.00
2008-12-01	4	666,128	0.10	166,532	8.428	84.99	602	23.17	0.00
2009-01-01	10	2,854,118	0.44	285,412	7.238	77.57	641	14.49	0.00
2009-02-01	13	2,531,032	0.39	194,695	7.842	79.06	620	39.90	0.00
2009-03-01	27	6,083,425	0.93	225,312	7.991	74.44	610	22.08	0.00
2010-12-01	1	320,094	0.05	320,094	6.400	66.40	639	100.00	0.00
2011-01-01	2	650,700	0.10	325,350	6.815	90.00	647	100.00	0.00
2011-02-01	3	613,173	0.09	204,391	7.556	80.47	640	14.66	0.00
2011-03-01	11	3,479,345	0.53	316,304	7.376	76.38	658	39.66	0.00
2015-12-01	3	975,706	0.15	325,235	6.866	82.04	725	22.41	0.00
2016-01-01	11	2,623,766	0.40	238,524	7.060	79.86	719	54.38	0.00
2016-02-01	21	6,140,349	0.94	292,398	7.302	75.36	647	34.20	0.00
2016-03-01	32	10,009,481	1.53	312,796	7.405	80.91	704	34.79	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

Gross Margins for the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	31	6,473,895	0.99	208,835	8.493	82.42	606	47.27	0.00
4.001 to 4.500	1	167,624	0.03	167,624	7.500	80.00	659	0.00	0.00
4.501 to 5.000	46	9,800,223	1.50	213,048	8.430	80.94	608	25.35	0.00
5.001 to 5.500	275	72,421,749	11.08	263,352	7.567	78.45	631	44.20	0.00
5.501 to 6.000	309	82,598,294	12.64	267,308	7.641	78.71	622	34.42	0.00
6.001 to 6.500	671	185,291,494	28.35	276,142	7.838	80.09	639	26.30	0.00
6.501 to 7.000	483	127,776,790	19.55	264,548	8.117	80.70	637	20.50	0.00
7.001 to 7.500	365	93,349,526	14.28	255,752	8.398	82.02	628	23.17	0.00
7.501 to 8.000	299	75,161,199	11.50	251,375	8.894	82.58	629	26.11	0.00
8.001 to 8.500	3	601,247	0.09	200,416	9.949	93.25	592	11.75	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

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Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	4	1,809,601	0.28	452,400	5.884	69.29	699	76.36	0.00
6.001 to 6.500	41	11,530,059	1.76	281,221	6.411	77.71	647	49.20	0.00
6.501 to 7.000	222	72,416,045	11.08	326,198	6.841	78.67	647	39.04	0.00
7.001 to 7.500	371	109,801,190	16.80	295,960	7.321	80.33	649	30.53	0.00
7.501 to 8.000	618	169,758,464	25.97	274,690	7.823	79.63	639	25.54	0.00
8.001 to 8.500	405	101,274,047	15.49	250,059	8.310	80.17	632	21.77	0.00
8.501 to 9.000	409	103,741,555	15.87	253,647	8.773	81.60	622	21.05	0.00
9.001 to 9.500	197	44,371,851	6.79	225,238	9.291	82.90	605	25.50	0.00
9.501 to 10.000	131	24,363,908	3.73	185,984	9.766	85.29	590	33.27	0.00
10.001 to 10.500	49	9,865,859	1.51	201,344	10.216	80.37	552	42.75	0.00
10.501 to 11.000	26	3,430,975	0.52	131,961	10.742	84.76	542	47.80	0.00
11.001 to 11.500	8	797,037	0.12	99,630	11.276	83.39	542	85.03	0.00
11.501 to 12.000	2	481,451	0.07	240,726	11.591	96.43	685	35.69	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	4	1,809,601	0.28	452,400	5.884	69.29	699	76.36	0.00
12.501 to 13.000	41	11,323,912	1.73	276,193	6.391	78.17	650	50.09	0.00
13.001 to 13.500	221	72,183,249	11.04	326,621	6.843	78.73	647	39.17	0.00
13.501 to 14.000	373	110,720,724	16.94	296,838	7.321	80.21	649	30.30	0.00
14.001 to 14.500	619	169,820,633	25.98	274,347	7.823	79.65	639	25.72	0.00
14.501 to 15.000	404	101,093,753	15.47	250,232	8.312	80.16	632	21.50	0.00
15.001 to 15.500	406	103,323,893	15.81	254,492	8.774	81.60	622	20.96	0.00
15.501 to 16.000	199	44,903,187	6.87	225,644	9.297	82.90	605	25.19	0.00
16.001 to 16.500	128	23,668,902	3.62	184,913	9.765	85.35	590	34.25	0.00
16.501 to 17.000	48	9,734,781	1.49	202,808	10.211	80.49	552	42.31	0.00
17.001 to 17.500	27	3,460,746	0.53	128,176	10.698	83.39	541	45.15	0.00
17.501 to 18.000	9	959,437	0.15	106,604	11.078	86.56	546	92.48	0.00
18.001 to 18.500	4	639,221	0.10	159,805	11.538	92.30	649	44.19	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	12	2,332,849	0.36	194,404	8.449	80.39	632	63.33	0.00
1.500	29	5,717,976	0.87	197,172	7.919	82.29	608	51.53	0.00
2.000	3	498,706	0.08	166,235	8.502	85.39	574	75.69	0.00
3.000	2,362	622,492,106	95.23	263,544	8.085	80.49	630	27.04	0.00
5.000	77	22,600,403	3.46	293,512	7.266	79.19	684	40.39	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,480	653,089,901	99.92	263,343	8.056	80.45	632	27.82	0.00
1.500	2	377,478	0.06	188,739	8.497	87.13	543	100.00	0.00
2.000	1	174,661	0.03	174,661	10.595	94.60	561	100.00	0.00
Total:	2,483	653,642,041	100.00	263,247	8.056	80.46	632	27.88	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Statistical Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	2,159
Aggregate Current Principal Balance:	$349,405,689
Average Current Principal Balance:	$161,837	$12,981-$565,792
Aggregate Original Principal Balance:	$349,950,467
Average Original Principal Balance:	$162,089	$13,000-$567,000
Fully Amortizing Non-IO Mortgage Loans:	34.21%
Fully Amortizing IO Mortgage Loans:	6.51%
Balloon Loans:	59.28%
1st Lien:	90.01%
Wtd. Avg. Gross Coupon:	8.370%	5.990%-12.990%
Wtd. Avg. Original Term(months):	341	120-360
Wtd. Avg. Remaining Term(months):	338	114-357
Wtd. Avg. Margin(ARM Loan Only):	6.428%	3.237%-7.990%
Maximum Interest Rate (ARM Loans Only):	14.592%	12.490%-18.375%
Minimum Interest Rate (ARM Loans Only):	8.092%	5.990%-11.375%
Wtd. Avg. Original LTV:	82.05%	13.30%-100.00%
Wtd. Avg. Borrower FICO:	633	501-812
Geographic Distribution (Top 5):	CA	28.60%
	NY	9.36%
	FL	8.95%
	IL	7.74%
	MD	5.04%

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	449	14,833,340	4.25	33,036	11.126	98.69	637	45.68	96.97
50,000.01 to 100,000.00	452	31,565,174	9.03	69,834	10.219	92.37	637	37.25	65.07
100,000.01 to 150,000.00	237	29,761,402	8.52	125,576	8.196	80.03	622	48.83	0.00
150,000.01 to 200,000.00	257	45,055,575	12.89	175,314	8.121	79.10	622	45.08	0.00
200,000.01 to 250,000.00	221	49,806,189	14.25	225,367	8.130	80.54	630	31.40	0.00
250,000.01 to 300,000.00	212	58,000,769	16.60	273,589	8.021	79.60	629	26.89	0.00
300,000.01 to 350,000.00	153	49,129,043	14.06	321,105	8.038	80.34	638	21.23	0.00
350,000.01 to 400,000.00	117	43,634,035	12.49	372,940	7.881	80.98	646	17.99	0.00
400,000.01 to 450,000.00	34	14,023,826	4.01	412,465	7.872	78.37	636	14.71	0.00
450,000.01 to 500,000.00	12	5,705,773	1.63	475,481	7.885	81.64	651	8.39	0.00
500,000.01 to 550,000.00	13	6,773,904	1.94	521,070	7.981	85.04	648	0.00	0.00
550,000.01 to 600,000.00	2	1,116,660	0.32	558,330	7.847	85.07	636	0.00	0.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	2	601,867	0.17	300,933	5.990	80.00	739	100.00	0.00
6.001 to 6.500	28	7,412,122	2.12	264,719	6.424	78.22	665	39.64	0.00
6.501 to 7.000	45	10,925,427	3.13	242,787	6.789	78.13	642	54.72	0.00
7.001 to 7.500	258	62,439,860	17.87	242,015	7.324	79.20	645	35.18	0.00
7.501 to 8.000	393	92,142,416	26.37	234,459	7.811	78.97	635	30.20	0.00
8.001 to 8.500	274	56,653,798	16.21	206,766	8.296	79.62	631	22.21	0.26
8.501 to 9.000	273	54,288,883	15.54	198,860	8.754	82.04	628	22.10	1.61
9.001 to 9.500	125	20,864,742	5.97	166,918	9.302	84.72	613	32.57	6.40
9.501 to 10.000	141	11,995,023	3.43	85,071	9.778	89.55	598	36.07	27.18
10.001 to 10.500	78	5,795,467	1.66	74,301	10.365	94.53	625	39.74	60.60
10.501 to 11.000	157	7,943,392	2.27	50,595	10.901	98.98	644	37.85	95.24
11.001 to 11.500	141	7,383,769	2.11	52,367	11.310	99.54	641	26.67	98.50
11.501 to 12.000	82	3,430,711	0.98	41,838	11.902	99.85	626	47.75	100.00
12.001 to 12.500	94	4,288,474	1.23	45,622	12.356	99.82	629	31.04	100.00
12.501 to 13.000	68	3,239,738	0.93	47,643	12.816	99.10	630	5.30	100.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
501 to 520	17	3,115,731	0.89	183,278	9.443	84.63	508	71.66	0.00
521 to 540	50	10,404,423	2.98	208,088	8.827	77.77	533	50.29	0.14
541 to 560	85	16,496,837	4.72	194,080	8.629	80.33	552	59.17	0.17
561 to 580	82	15,605,838	4.47	190,315	8.504	83.08	571	58.66	1.96
581 to 600	273	35,539,937	10.17	130,183	8.489	80.91	591	66.00	11.26
601 to 620	424	62,414,743	17.86	147,205	8.484	82.40	610	27.45	12.03
621 to 640	375	63,061,320	18.05	168,164	8.255	82.01	630	24.98	10.40
641 to 660	302	47,603,017	13.62	157,626	8.367	82.59	649	20.14	12.49
661 to 680	191	34,189,684	9.79	179,004	8.132	82.21	671	14.31	9.08
681 to 700	155	27,717,828	7.93	178,825	8.157	82.30	691	9.03	10.54
701 to 720	91	14,240,173	4.08	156,485	8.217	82.73	710	16.60	14.13
721 to 740	68	11,095,837	3.18	163,174	8.134	83.30	731	24.21	13.15
741 to 760	20	3,284,555	0.94	164,228	8.215	84.02	752	11.35	9.93
761 to 780	11	1,561,213	0.45	141,928	8.845	84.64	774	5.14	23.18
781 to 800	13	2,597,051	0.74	199,773	8.397	81.57	788	8.36	10.99
801 to 820	2	477,502	0.14	238,751	8.681	83.43	804	0.00	17.14
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,408	314,483,635	90.01	223,355	8.058	80.10	632	30.01	0.00
2	751	34,922,054	9.99	46,501	11.182	99.69	646	31.62	100.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	26	4,445,339	1.27	170,975	7.937	41.04	609	21.99	0.00
50.01 to 55.00	11	2,094,972	0.60	190,452	7.651	53.34	590	23.39	0.00
55.01 to 60.00	14	2,975,791	0.85	212,557	7.614	58.20	604	30.58	0.00
60.01 to 65.00	22	4,911,750	1.41	223,261	7.941	62.77	614	36.28	0.00
65.01 to 70.00	49	10,339,627	2.96	211,013	7.808	68.51	602	23.87	0.00
70.01 to 75.00	54	11,659,066	3.34	215,909	8.065	73.79	597	27.73	0.00
75.01 to 80.00	942	212,015,736	60.68	225,070	7.990	79.90	644	24.32	0.00
80.01 to 85.00	83	19,479,646	5.58	234,695	8.131	84.45	598	49.31	0.00
85.01 to 90.00	125	29,356,531	8.40	234,852	8.204	89.57	622	41.31	0.39
90.01 to 95.00	129	19,054,669	5.45	147,711	9.153	94.70	600	60.05	9.10
95.01 to 100.00	704	33,072,561	9.47	46,978	11.161	99.98	647	32.77	100.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	795	105,429,880	30.17	132,616	8.274	83.51	608	100.00	10.47
Limited Income & Asset	249	40,581,745	11.61	162,979	8.004	82.71	627	0.00	8.49
Lite Documentation	66	10,622,604	3.04	160,949	8.388	84.52	615	0.00	9.94
Stated Documentation	195	51,176,956	14.65	262,446	8.113	75.91	621	0.00	0.40
Streamline	854	141,594,503	40.52	165,802	8.638	82.82	659	0.00	13.54
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	747	145,605,443	41.67	194,920	8.173	79.90	614	36.39	4.13
Purchase	1,380	198,343,949	56.77	143,727	8.518	83.73	648	25.20	14.48
Rate & Term Refinance	32	5,456,297	1.56	170,509	8.236	78.67	609	45.08	3.47
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condomimium	245	33,942,978	9.71	138,543	8.469	83.37	639	30.05	14.59
Pud	211	31,879,067	9.12	151,086	8.590	84.02	639	28.37	13.58
Pud Attached	86	14,102,043	4.04	163,977	8.645	83.01	638	22.60	11.50
Single Family	1,483	232,579,269	66.56	156,830	8.347	81.76	629	33.20	9.77
Townhouse	3	388,107	0.11	129,369	8.590	86.20	574	100.00	11.00
MultiFamily	131	36,514,225	10.45	278,735	8.122	80.54	647	14.76	3.42
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	28	4,909,786	1.41	175,350	8.443	82.36	663	62.69	0.00
Owner Occupied	2,062	334,649,626	95.78	162,294	8.358	81.96	631	30.37	9.99
Second Home	69	9,846,276	2.82	142,700	8.742	85.18	691	7.40	15.03
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	371	79,693,455	22.81	214,807	8.100	80.14	642	18.18	9.52
New York	125	32,705,695	9.36	261,646	8.063	80.11	638	19.21	4.80
Florida	227	31,287,377	8.95	137,830	8.597	82.78	641	27.73	14.34
Illinois	173	27,046,805	7.74	156,340	8.613	83.51	622	28.71	8.05
Northern California	94	20,221,572	5.79	215,123	8.075	81.96	637	23.50	7.98
Maryland	110	17,614,989	5.04	160,136	8.609	82.35	630	40.53	14.62
Massachusetts	82	16,170,830	4.63	197,205	8.065	79.53	633	30.46	4.22
Texas	148	13,279,250	3.80	89,725	8.711	83.99	629	37.54	15.03
Washington	83	12,309,115	3.52	148,303	8.332	83.55	624	45.10	11.87
Virginia	69	12,229,386	3.50	177,237	8.771	82.92	642	11.40	13.29
Other	677	86,847,214	24.86	128,282	8.550	83.63	625	45.45	10.53
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93535	17	2,791,339	0.80	164,196	8.049	82.32	651	25.92	15.10
92335	9	2,093,364	0.60	232,596	8.121	85.77	610	18.85	8.61
20002	7	1,846,064	0.53	263,723	8.321	81.28	670	41.67	4.24
92551	8	1,678,023	0.48	209,753	8.178	73.10	649	22.83	9.08
90011	5	1,656,851	0.47	331,370	8.246	80.91	621	23.34	0.00
33177	8	1,648,680	0.47	206,085	8.186	84.60	650	0.00	10.73
92392	9	1,607,155	0.46	178,573	8.288	80.27	635	28.50	10.51
93550	8	1,602,568	0.46	200,321	8.365	81.25	623	16.60	11.33
92404	7	1,556,360	0.45	222,337	7.851	83.85	665	17.31	7.87
93551	6	1,460,138	0.42	243,356	8.083	73.73	599	20.24	9.33
Other	2,075	331,465,146	94.87	159,742	8.381	82.11	633	30.62	10.05
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	760	36,255,748	10.38	47,705	11.053	98.10	645	31.84	95.94
181 to 240	6	657,797	0.19	109,633	8.248	79.43	648	39.02	20.86
241 to 300	1	189,369	0.05	189,369	9.500	84.40	577	0.00	0.00
301 to 360	1,392	312,302,775	89.38	224,355	8.058	80.20	632	29.98	0.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	760	36,255,748	10.38	47,705	11.053	98.10	645	31.84	95.94
181 to 240	6	657,797	0.19	109,633	8.248	79.43	648	39.02	20.86
241 to 300	1	189,369	0.05	189,369	9.500	84.40	577	0.00	0.00
301 to 360	1,392	312,302,775	89.38	224,355	8.058	80.20	632	29.98	0.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10/6 MONTH LIBOR	15	2,912,736	0.83	194,182	7.690	80.07	650	55.01	0.00
10/6 MONTH LIBOR—40 YR AMTERM	3	692,295	0.20	230,765	8.639	80.00	699	0.00	0.00
10/6 MONTH LIBOR -120 MONTH IO	9	2,522,602	0.72	280,289	7.227	83.34	708	23.08	0.00
2/6 MONTH LIBOR	470	90,678,789	25.95	192,934	8.288	80.82	622	35.46	0.00
2/6 MONTH LIBOR—40 YR AMTERM	646	158,997,068	45.51	246,125	8.080	80.37	631	24.71	0.00
2/6 MONTH LIBOR—60 MONTH IO	63	16,559,170	4.74	262,844	7.530	79.78	681	24.14	0.00
2/6 MONTH LIBOR -120 MONTH IO	10	2,738,200	0.78	273,820	7.579	81.35	695	22.30	0.00
3/6 MONTH LIBOR	12	2,520,100	0.72	210,008	7.959	72.42	623	22.98	0.00
3/6 MONTH LIBOR—40 YR AMTERM	12	2,700,605	0.77	225,050	7.997	79.52	638	24.06	0.00
3/6 MONTH LIBOR—60 MONTH IO	2	337,000	0.10	168,500	8.084	80.00	654	40.65	0.00
5/6 MONTH LIBOR	1	320,094	0.09	320,094	6.400	66.40	639	100.00	0.00
5/6 MONTH LIBOR—40 YR AMTERM	3	717,720	0.21	239,240	7.696	72.21	620	18.10	0.00
5/6 MONTH LIBOR—60 MONTH IO	2	596,800	0.17	298,400	7.247	80.00	658	53.22	0.00
6 MONTH LIBOR	1	335,444	0.10	335,444	8.990	80.00	754	0.00	0.00
Fixed	910	66,777,065	19.11	73,381	9.537	89.08	636	37.53	52.30
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Prepayment Penalty of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	880	134,214,141	38.41	152,516	8.565	82.52	634	29.17	12.12
12	69	13,049,383	3.73	189,121	8.407	81.94	644	21.14	9.37
18	1	198,899	0.06	198,899	7.308	84.60	688	100.00	0.00
24	1,083	178,639,585	51.13	164,949	8.297	82.32	632	30.36	9.63
36	126	23,303,680	6.67	184,950	7.800	77.41	632	39.00	0.95
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	940	156,473,891	44.78	166,462	8.308	82.85	672	19.32	11.71
A	754	114,852,038	32.87	152,324	8.348	82.13	621	25.97	11.27
A-	261	35,912,047	10.28	137,594	8.469	80.58	592	62.95	10.10
B+	110	22,526,258	6.45	204,784	8.539	83.30	566	54.17	0.11
B	76	16,401,666	4.69	215,811	8.599	76.19	551	46.94	0.00
C	18	3,239,789	0.93	179,988	8.731	78.11	543	88.41	0.00
Total:	2,159	349,405,689	100.00	161,837	8.370	82.05	633	30.17	9.99

Next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-09-01	1	335,444	0.12	335,444	8.990	80.00	754	0.00	0.00
2007-10-01	2	146,697	0.05	73,349	8.050	77.36	559	45.76	0.00
2007-11-01	3	653,073	0.23	217,691	8.190	81.30	559	69.50	0.00
2007-12-01	33	7,222,836	2.56	218,874	7.540	80.86	614	38.37	0.00
2008-01-01	102	21,579,894	7.64	211,568	7.861	80.62	626	35.25	0.00
2008-02-01	258	59,877,658	21.19	232,084	8.202	79.33	634	24.54	0.00
2008-03-01	791	179,493,070	63.51	226,919	8.134	80.85	632	28.11	0.00
2008-12-01	2	352,480	0.12	176,240	8.231	85.06	635	0.00	0.00
2009-01-01	3	846,085	0.30	282,028	7.487	86.68	634	13.54	0.00
2009-02-01	4	824,727	0.29	206,182	7.236	80.00	679	52.43	0.00
2009-03-01	17	3,534,413	1.25	207,907	8.255	72.12	620	23.17	0.00
2010-12-01	1	320,094	0.11	320,094	6.400	66.40	639	100.00	0.00
2011-03-01	5	1,314,520	0.47	262,904	7.492	75.75	637	34.04	0.00
2015-12-01	3	975,706	0.35	325,235	6.866	82.04	725	22.41	0.00
2016-01-01	4	475,547	0.17	118,887	7.882	85.01	611	37.09	0.00
2016-02-01	8	1,821,229	0.64	227,654	7.870	78.81	647	51.16	0.00
2016-03-01	12	2,855,151	1.01	237,929	7.646	82.25	696	30.03	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Gross Margins for the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	23	4,774,743	1.69	207,598	8.579	81.68	602	33.56	0.00
4.001 to 4.500	1	167,624	0.06	167,624	7.500	80.00	659	0.00	0.00
4.501 to 5.000	34	6,857,026	2.43	201,677	8.526	83.55	614	25.18	0.00
5.001 to 5.500	142	31,239,917	11.05	219,999	7.829	79.71	635	40.37	0.00
5.501 to 6.000	141	33,534,638	11.87	237,834	7.715	78.33	624	39.63	0.00
6.001 to 6.500	355	79,397,872	28.09	223,656	7.963	80.03	639	29.24	0.00
6.501 to 7.000	273	63,590,426	22.50	232,932	8.163	80.52	636	20.89	0.00
7.001 to 7.500	195	42,966,945	15.20	220,343	8.342	81.67	629	23.09	0.00
7.501 to 8.000	85	20,099,434	7.11	236,464	8.654	81.82	632	23.44	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	2	601,867	0.21	300,933	5.990	80.00	739	100.00	0.00
6.001 to 6.500	23	6,495,428	2.30	282,410	6.471	78.26	654	37.82	0.00
6.501 to 7.000	15	3,766,054	1.33	251,070	6.766	80.48	648	28.21	0.00
7.001 to 7.500	229	56,105,186	19.85	245,001	7.321	79.78	647	34.08	0.00
7.501 to 8.000	356	83,559,371	29.57	234,717	7.815	79.03	635	29.83	0.00
8.001 to 8.500	252	52,643,228	18.63	208,902	8.295	79.78	632	22.33	0.00
8.501 to 9.000	233	51,427,950	18.20	220,721	8.751	81.81	628	20.90	0.00
9.001 to 9.500	87	18,047,408	6.39	207,441	9.295	83.62	610	29.57	0.00
9.501 to 10.000	40	7,943,213	2.81	198,580	9.715	85.84	582	34.69	0.00
10.001 to 10.500	10	1,753,669	0.62	175,367	10.250	89.72	545	75.05	0.00
10.501 to 11.000	1	174,661	0.06	174,661	10.595	94.60	561	100.00	0.00
11.001 to 11.500	1	110,590	0.04	110,590	11.375	90.00	551	100.00	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	2	601,867	0.21	300,933	5.990	80.00	739	100.00	0.00
12.501 to 13.000	22	6,079,332	2.15	276,333	6.418	79.08	658	40.40	0.00
13.001 to 13.500	15	3,766,054	1.33	251,070	6.766	80.48	648	28.21	0.00
13.501 to 14.000	230	56,513,514	20.00	245,711	7.323	79.64	647	33.82	0.00
14.001 to 14.500	357	83,760,783	29.64	234,624	7.815	79.08	635	30.00	0.00
14.501 to 15.000	254	52,956,054	18.74	208,488	8.298	79.78	632	22.18	0.00
15.001 to 15.500	231	51,133,701	18.09	221,358	8.753	81.80	628	20.66	0.00
15.501 to 16.000	87	18,076,050	6.40	207,771	9.304	83.74	609	29.52	0.00
16.001 to 16.500	39	7,702,349	2.73	197,496	9.712	85.71	581	35.77	0.00
16.501 to 17.000	10	1,753,669	0.62	175,367	10.250	89.72	545	75.05	0.00
17.501 to 18.000	1	174,661	0.06	174,661	10.595	94.60	561	100.00	0.00
18.001 to 18.500	1	110,590	0.04	110,590	11.375	90.00	551	100.00	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	5	1,248,129	0.44	249,626	8.360	79.78	687	47.17	0.00
1.500	13	2,122,388	0.75	163,261	7.619	81.40	616	67.42	0.00
2.000	3	498,706	0.18	166,235	8.502	85.39	574	75.69	0.00
3.000	1,199	272,034,968	96.25	226,885	8.109	80.36	632	27.74	0.00
5.000	29	6,724,433	2.38	231,877	7.575	81.28	677	37.21	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,246	282,076,485	99.80	226,386	8.092	80.38	633	28.29	0.00
1.500	2	377,478	0.13	188,739	8.497	87.13	543	100.00	0.00
2.000	1	174,661	0.06	174,661	10.595	94.60	561	100.00	0.00
Total:	1,249	282,628,624	100.00	226,284	8.094	80.39	633	28.44	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Statistical Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	2,090
Aggregate Current Principal Balance:	$464,649,412
Average Current Principal Balance:	$222,320	$14,894-$1,372,702
Aggregate Original Principal Balance:	$465,388,155
Average Original Principal Balance:	$222,674	$15,000-$1,375,000
Fully Amortizing Non-IO Mortgage Loans:	25.74%
Fully Amortizing IO Mortgage Loans:	12.84%
Balloon Loans:	61.41%
1st Lien:	87.97%
Wtd. Avg. Gross Coupon:	8.363%	5.550%-12.875%
Wtd. Avg. Original Term(months):	338	180-360
Wtd. Avg. Remaining Term(months):	334	171-357
Wtd. Avg. Margin(ARM Loan Only):	6.578%	1.000%-8.500%
Maximum Interest Rate (ARM Loans Only):	14.526%	12.250%-18.375%
Minimum Interest Rate (ARM Loans Only):	8.026%	5.750%-11.720%
Wtd. Avg. Original LTV:	82.64%	10.80%-100.00%
Wtd. Avg. Borrower FICO:	636	500-812
Geographic Distribution (Top 5):	CA	44.20%
	NY	7.92%
	FL	7.29%
	NJ	6.71%
	TX	4.09%

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	210	6,931,216	1.49	33,006	10.563	93.41	627	53.58	72.07
50,000.01 to 100,000.00	503	38,716,434	8.33	76,971	9.974	89.85	631	41.52	52.39
100,000.01 to 150,000.00	371	45,458,311	9.78	122,529	9.449	87.82	628	37.56	44.22
150,000.01 to 200,000.00	221	38,720,497	8.33	175,206	8.589	81.97	616	43.61	14.68
200,000.01 to 250,000.00	154	34,753,087	7.48	225,669	8.337	81.70	626	33.39	13.11
250,000.01 to 300,000.00	95	25,991,462	5.59	273,594	8.002	80.07	628	34.76	1.03
300,000.01 to 350,000.00	87	28,189,230	6.07	324,014	8.057	82.19	636	30.99	0.00
350,000.01 to 400,000.00	66	24,699,924	5.32	374,241	7.846	80.06	623	28.71	0.00
400,000.01 to 450,000.00	71	30,619,036	6.59	431,254	7.744	79.60	634	21.02	0.00
450,000.01 to 500,000.00	98	46,670,090	10.04	476,225	8.033	81.95	645	15.40	0.00
500,000.01 to 550,000.00	50	26,220,111	5.64	524,402	7.734	82.42	647	33.55	0.00
550,000.01 to 600,000.00	56	32,220,980	6.93	575,375	8.134	81.40	646	14.47	0.00
600,000.01 to 650,000.00	27	16,873,513	3.63	624,945	8.160	83.12	653	14.92	0.00
650,000.01 to 700,000.00	17	11,553,601	2.49	679,624	8.039	81.73	660	5.91	0.00
700,000.01 to 750,000.00	9	6,578,466	1.42	730,941	8.316	83.11	608	22.33	0.00
750,000.01 to 800,000.00	13	10,087,831	2.17	775,987	7.576	81.01	655	30.74	0.00
800,000.01 to 850,000.00	9	7,471,494	1.61	830,166	7.519	76.29	684	22.20	0.00
850,000.01 to 900,000.00	9	7,929,022	1.71	881,002	7.867	76.86	637	11.33	0.00
900,000.01 to 950,000.00	5	4,654,666	1.00	930,933	8.031	78.99	649	0.00	0.00
950,000.01 to 1,000,000.00	11	10,724,028	2.31	974,912	7.597	79.97	640	0.00	0.00
1,000,000.01 to 1,250,000.00	5	5,579,559	1.20	1,115,912	7.253	78.28	645	0.00	0.00
1,250,000.01 to 1,500,000.00	3	4,006,857	0.86	1,335,619	7.312	73.07	643	0.00	0.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	5	2,619,288	0.56	523,858	5.753	64.32	672	37.70	0.00
6.001 to 6.500	21	6,506,612	1.40	309,839	6.350	76.73	647	59.99	0.00
6.501 to 7.000	239	76,978,766	16.57	322,087	6.843	78.22	648	40.91	0.00
7.001 to 7.500	167	58,511,117	12.59	350,366	7.319	80.97	652	29.29	0.00
7.501 to 8.000	313	96,233,272	20.71	307,455	7.829	80.17	643	22.01	0.18
8.001 to 8.500	184	52,408,998	11.28	284,832	8.325	80.72	634	23.93	1.70
8.501 to 9.000	227	58,767,446	12.65	258,887	8.797	81.83	617	23.39	1.47
9.001 to 9.500	140	29,868,439	6.43	213,346	9.295	83.28	609	23.32	6.48
9.501 to 10.000	163	21,409,231	4.61	131,345	9.821	88.15	612	31.25	21.55
10.001 to 10.500	110	14,701,150	3.16	133,647	10.302	87.03	614	27.23	39.05
10.501 to 11.000	234	21,359,176	4.60	91,279	10.880	97.05	634	22.46	83.43
11.001 to 11.500	142	14,709,492	3.17	103,588	11.274	98.23	641	20.04	93.50
11.501 to 12.000	51	3,315,950	0.71	65,019	11.850	99.06	647	21.65	85.48
12.001 to 12.500	62	4,631,655	1.00	74,704	12.369	99.17	631	8.66	100.00
12.501 to 13.000	32	2,628,820	0.57	82,151	12.792	98.29	628	4.10	100.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	9	1,691,041	0.36	187,893	9.163	73.16	500	24.62	0.00
501 to 520	120	21,492,812	4.63	179,107	9.230	73.81	511	51.84	0.00
521 to 540	64	12,705,127	2.73	198,518	8.681	76.56	529	62.07	0.00
541 to 560	69	12,671,544	2.73	183,646	9.028	79.48	551	30.75	0.00
561 to 580	90	20,648,637	4.44	229,429	8.729	83.80	570	41.24	0.49
581 to 600	223	43,785,059	9.42	196,346	8.194	80.84	592	43.64	7.52
601 to 620	324	70,599,162	15.19	217,899	8.424	83.54	609	31.07	13.27
621 to 640	329	77,959,719	16.78	236,960	8.178	83.08	630	21.61	12.99
641 to 660	288	65,748,245	14.15	228,293	8.258	84.42	650	20.98	15.07
661 to 680	200	44,050,592	9.48	220,253	8.333	83.21	670	17.72	17.59
681 to 700	123	28,452,130	6.12	231,318	8.440	83.87	690	17.98	17.87
701 to 720	90	21,568,791	4.64	239,653	8.015	83.71	710	9.40	15.60
721 to 740	56	12,736,129	2.74	227,431	8.083	84.78	729	30.44	17.64
741 to 760	43	10,797,659	2.32	251,108	8.289	85.43	750	7.08	15.51
761 to 780	36	10,714,895	2.31	297,636	8.218	83.02	770	26.36	13.68
781 to 800	20	6,967,722	1.50	348,386	8.055	84.77	786	9.10	15.43
801 to 820	6	2,060,150	0.44	343,358	7.947	84.13	806	49.72	20.63
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,443	408,759,821	87.97	283,271	8.003	80.34	632	28.80	0.00
2	647	55,889,591	12.03	86,383	10.998	99.46	659	17.74	100.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	35	5,411,440	1.16	154,613	7.912	43.37	587	26.61	0.00
50.01 to 55.00	12	2,874,714	0.62	239,559	7.369	53.15	637	20.01	0.00
55.01 to 60.00	30	6,966,358	1.50	232,212	8.189	57.41	571	50.81	0.00
60.01 to 65.00	22	4,976,612	1.07	226,210	8.064	62.91	591	46.79	0.00
65.01 to 70.00	52	12,824,329	2.76	246,622	7.746	68.52	590	36.62	0.00
70.01 to 75.00	89	30,107,959	6.48	338,292	8.072	73.92	601	21.58	0.00
75.01 to 80.00	823	246,757,757	53.11	299,827	7.841	79.89	646	25.65	0.00
80.01 to 85.00	109	24,789,171	5.34	227,424	8.143	84.60	605	38.23	0.14
85.01 to 90.00	140	40,122,409	8.63	286,589	8.281	89.72	632	29.01	1.54
90.01 to 95.00	181	37,206,333	8.01	205,560	9.081	94.72	624	36.36	10.58
95.01 to 100.00	597	52,612,331	11.32	88,128	10.940	99.93	660	20.16	97.51
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	765	127,618,188	27.47	166,821	8.101	82.10	614	100.00	7.77
Limited Income & Asset	386	107,963,706	23.24	279,699	7.993	84.40	631	0.00	9.32
Lite Documentation	68	18,698,462	4.02	274,977	8.148	82.48	630	0.00	9.08
Stated Documentation	189	64,848,861	13.96	343,116	8.315	75.85	613	0.00	0.96
Streamline	682	145,520,195	31.32	213,373	8.916	84.86	669	0.00	23.08
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	788	205,078,114	44.14	260,251	8.204	80.22	613	30.58	5.77
Purchase	1,250	248,943,934	53.58	199,155	8.510	84.77	655	24.39	17.68
Rate & Term Refinance	52	10,627,364	2.29	204,372	7.987	79.36	618	39.35	0.49
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condomimium	174	36,558,162	7.87	210,104	8.355	82.84	630	29.87	10.22
Pud	210	60,413,210	13.00	287,682	8.356	83.67	640	23.21	12.38
Pud Attached	41	6,900,837	1.49	168,313	8.644	86.00	637	40.90	15.42
Single Family	1,491	320,876,762	69.06	215,209	8.344	82.21	634	28.49	11.66
Townhouse	3	506,247	0.11	168,749	8.075	83.36	597	39.16	0.00
MultiFamily	171	39,394,194	8.48	230,375	8.495	83.77	645	20.92	15.76
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	49	8,906,632	1.92	181,768	9.001	87.89	675	49.23	0.94
Owner Occupied	1,976	436,113,299	93.86	220,705	8.356	82.49	633	27.76	12.43
Second Home	65	19,629,482	4.22	301,992	8.232	83.51	672	11.09	8.20
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	465	142,968,126	30.77	307,458	8.176	81.82	647	20.99	13.44
Northern California	199	62,396,422	13.43	313,550	8.309	83.25	640	19.82	14.47
New York	138	36,792,029	7.92	266,609	8.423	83.26	653	24.05	15.63
Florida	149	33,866,305	7.29	227,291	8.355	82.31	624	28.18	7.59
New Jersey	136	31,174,230	6.71	229,222	8.278	82.73	638	22.61	10.74
Texas	149	18,993,380	4.09	127,472	8.355	81.63	638	33.27	10.03
Maryland	86	18,017,602	3.88	209,507	8.438	83.05	618	38.84	8.22
Arizona	70	14,223,421	3.06	203,192	8.536	83.36	631	30.74	3.86
Massachusetts	67	14,136,647	3.04	210,995	8.060	80.78	621	40.31	12.58
Washington	58	11,095,710	2.39	191,305	8.263	85.09	617	41.74	12.33
Other	573	80,985,542	17.43	141,336	8.765	83.44	618	39.24	10.98
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93065	5	2,895,874	0.62	579,175	8.744	81.00	697	0.00	15.71
92691	5	2,316,993	0.50	463,399	8.357	86.56	665	0.00	11.47
94591	5	2,202,645	0.47	440,529	8.613	85.51	733	0.00	14.96
91387	6	2,036,223	0.44	339,371	8.789	84.18	693	0.00	20.90
92253	4	1,985,794	0.43	496,448	7.667	84.00	620	0.00	20.00
95135	3	1,887,554	0.41	629,185	7.666	86.43	604	59.52	11.90
93551	6	1,883,815	0.41	313,969	8.032	85.22	635	13.08	11.56
92869	4	1,873,869	0.40	468,467	8.927	70.53	647	0.00	8.80
91335	6	1,744,547	0.38	290,758	8.515	83.53	636	0.00	18.77
91331	8	1,635,222	0.35	204,403	8.100	74.73	673	38.75	18.69
Other	2,038	444,186,876	95.60	217,952	8.363	82.65	634	28.28	11.88
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	655	56,776,353	12.22	86,681	10.931	98.98	659	18.68	98.20
181 to 240	3	215,553	0.05	71,851	10.749	96.15	647	61.31	61.68
241 to 300	1	50,510	0.01	50,510	8.725	74.60	624	100.00	0.00
301 to 360	1,431	407,606,996	87.72	284,841	8.004	80.36	632	28.66	0.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	655	56,776,353	12.22	86,681	10.931	98.98	659	18.68	98.20
181 to 240	3	215,553	0.05	71,851	10.749	96.15	647	61.31	61.68
241 to 300	1	50,510	0.01	50,510	8.725	74.60	624	100.00	0.00
301 to 360	1,431	407,606,996	87.72	284,841	8.004	80.36	632	28.66	0.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10/6 MONTH LIBOR	9	2,212,483	0.48	245,831	7.262	75.25	632	13.17	0.00
10/6 MONTH LIBOR—40 YR AMTERM	4	1,070,271	0.23	267,568	7.656	79.79	712	6.01	0.00
10/6 MONTH LIBOR—60 MONTH IO	4	824,837	0.18	206,209	7.984	86.01	685	45.81	0.00
10/6 MONTH LIBOR -120 MONTH IO	23	9,514,079	2.05	413,656	7.014	77.83	707	45.30	0.00
2/6 MONTH LIBOR	442	92,976,611	20.01	210,354	8.467	80.68	614	35.22	0.00
2/6 MONTH LIBOR—40 YR AMTERM	560	207,812,226	44.72	371,093	8.030	80.59	630	19.59	0.00
2/6 MONTH LIBOR—60 MONTH IO	135	41,765,186	8.99	309,372	7.485	81.26	658	41.81	0.00
2/6 MONTH LIBOR -120 MONTH IO	15	4,257,760	0.92	283,851	7.408	79.61	628	60.59	0.00
3/6 MONTH LIBOR	15	3,400,159	0.73	226,677	7.791	77.28	613	27.62	0.00
3/6 MONTH LIBOR—40 YR AMTERM	8	2,545,218	0.55	318,152	7.858	79.06	598	0.00	0.00
3/6 MONTH LIBOR—60 MONTH IO	6	925,797	0.20	154,299	7.383	76.34	612	66.56	0.00
5/6 MONTH LIBOR—40 YR AMTERM	2	1,035,010	0.22	517,505	7.829	78.93	694	8.68	0.00
5/6 MONTH LIBOR—60 MONTH IO	8	2,009,789	0.43	251,224	6.916	80.44	651	78.77	0.00
5/6 MONTH LIBOR -120 MONTH IO	1	383,900	0.08	383,900	7.500	80.00	624	0.00	0.00
6 MONTH LIBOR	2	280,091	0.06	140,045	8.623	64.85	562	29.99	0.00
Fixed	856	93,635,996	20.15	109,388	9.692	91.06	652	27.51	59.69
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Prepayment Penalty of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	779	169,487,786	36.48	217,571	8.649	83.55	641	25.05	15.30
12	65	25,457,590	5.48	391,655	8.715	80.33	636	15.25	6.54
24	1,056	233,849,371	50.33	221,448	8.250	82.96	630	27.71	11.85
36	190	35,854,665	7.72	188,709	7.498	77.86	647	45.97	1.63
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	901	211,640,985	45.55	234,896	8.266	84.02	683	18.04	15.70
A	634	142,926,718	30.76	225,436	8.310	83.37	622	28.28	13.72
A-	213	41,453,642	8.92	194,618	8.158	81.12	593	40.24	7.11
B	123	24,997,572	5.38	203,232	8.691	75.18	537	45.72	0.39
B+	116	24,110,028	5.19	207,845	8.795	83.21	567	40.87	0.06
C	103	19,520,468	4.20	189,519	9.282	74.41	524	56.71	0.00
Total:	2,090	464,649,412	100.00	222,320	8.363	82.64	636	27.47	12.03

Next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-09-01	2	280,091	0.08	140,045	8.623	64.85	562	29.99	0.00
2007-09-01	1	170,931	0.05	170,931	7.990	80.00	608	0.00	0.00
2007-10-01	6	1,826,522	0.49	304,420	7.257	65.00	584	12.72	0.00
2007-11-01	13	1,896,660	0.51	145,897	7.579	77.94	577	49.14	0.00
2007-12-01	56	16,705,866	4.50	298,319	7.662	81.56	630	33.38	0.00
2008-01-01	125	29,879,282	8.05	239,034	7.839	79.93	624	29.05	0.00
2008-02-01	220	71,336,554	19.23	324,257	8.192	80.21	627	23.62	0.00
2008-03-01	731	224,995,968	60.64	307,792	8.109	81.02	632	27.21	0.00
2008-11-01	1	294,176	0.08	294,176	10.100	95.00	592	0.00	0.00
2008-12-01	2	313,648	0.08	156,824	8.649	84.92	564	49.21	0.00
2009-01-01	7	2,008,033	0.54	286,862	7.133	73.73	644	14.89	0.00
2009-02-01	9	1,706,305	0.46	189,589	8.134	78.60	591	33.85	0.00
2009-03-01	10	2,549,012	0.69	254,901	7.626	77.65	596	20.57	0.00
2011-01-01	2	650,700	0.18	325,350	6.815	90.00	647	100.00	0.00
2011-02-01	3	613,173	0.17	204,391	7.556	80.47	640	14.66	0.00
2011-03-01	6	2,164,826	0.58	360,804	7.305	76.76	671	43.07	0.00
2016-01-01	7	2,148,220	0.58	306,889	6.879	78.72	743	58.21	0.00
2016-02-01	13	4,319,120	1.16	332,240	7.063	73.91	648	27.04	0.00
2016-03-01	20	7,154,331	1.93	357,717	7.309	80.38	707	36.69	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Gross Margins for the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	8	1,699,153	0.46	212,394	8.252	84.50	620	85.81	0.00
4.501 to 5.000	12	2,943,198	0.79	245,266	8.206	74.87	594	25.74	0.00
5.001 to 5.500	133	41,181,833	11.10	309,638	7.369	77.49	628	47.10	0.00
5.501 to 6.000	168	49,063,656	13.22	292,046	7.591	78.97	621	30.86	0.00
6.001 to 6.500	316	105,893,622	28.54	335,106	7.745	80.13	639	24.09	0.00
6.501 to 7.000	210	64,186,363	17.30	305,649	8.072	80.88	638	20.11	0.00
7.001 to 7.500	170	50,382,581	13.58	296,368	8.446	82.32	628	23.23	0.00
7.501 to 8.000	214	55,061,764	14.84	257,298	8.981	82.86	628	27.09	0.00
8.001 to 8.500	3	601,247	0.16	200,416	9.949	93.25	592	11.75	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	2	1,207,734	0.33	603,867	5.831	63.95	679	64.58	0.00
6.001 to 6.500	18	5,034,631	1.36	279,702	6.334	77.00	638	63.88	0.00
6.501 to 7.000	207	68,649,991	18.50	331,642	6.845	78.57	647	39.63	0.00
7.001 to 7.500	142	53,696,003	14.47	378,141	7.320	80.90	652	26.82	0.00
7.501 to 8.000	262	86,199,094	23.23	329,004	7.831	80.20	642	21.39	0.00
8.001 to 8.500	153	48,630,819	13.11	317,848	8.327	80.60	631	21.15	0.00
8.501 to 9.000	176	52,313,605	14.10	297,236	8.795	81.38	616	21.20	0.00
9.001 to 9.500	110	26,324,443	7.10	239,313	9.289	82.41	602	22.70	0.00
9.501 to 10.000	91	16,420,696	4.43	180,447	9.790	85.02	594	32.59	0.00
10.001 to 10.500	39	8,112,190	2.19	208,005	10.208	78.35	554	35.77	0.00
10.501 to 11.000	25	3,256,314	0.88	130,253	10.750	84.23	541	45.00	0.00
11.001 to 11.500	7	686,447	0.19	98,064	11.260	82.33	541	82.61	0.00
11.501 to 12.000	2	481,451	0.13	240,726	11.591	96.43	685	35.69	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	2	1,207,734	0.33	603,867	5.831	63.95	679	64.58	0.00
12.501 to 13.000	19	5,244,581	1.41	276,031	6.360	77.12	642	61.32	0.00
13.001 to 13.500	206	68,417,195	18.44	332,122	6.848	78.63	647	39.77	0.00
13.501 to 14.000	143	54,207,210	14.61	379,071	7.319	80.81	652	26.63	0.00
14.001 to 14.500	262	86,059,850	23.20	328,473	7.831	80.21	642	21.56	0.00
14.501 to 15.000	150	48,137,698	12.97	320,918	8.327	80.57	632	20.76	0.00
15.001 to 15.500	175	52,190,192	14.07	298,230	8.795	81.40	616	21.25	0.00
15.501 to 16.000	112	26,827,137	7.23	239,528	9.293	82.34	602	22.28	0.00
16.001 to 16.500	89	15,966,553	4.30	179,399	9.791	85.18	594	33.52	0.00
16.501 to 17.000	38	7,981,112	2.15	210,029	10.202	78.46	554	35.12	0.00
17.001 to 17.500	27	3,460,746	0.93	128,176	10.698	83.39	541	45.15	0.00
17.501 to 18.000	8	784,776	0.21	98,097	11.186	84.78	543	90.80	0.00
18.001 to 18.500	3	528,632	0.14	176,211	11.572	92.79	670	32.51	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	7	1,084,721	0.29	154,960	8.551	81.08	569	81.92	0.00
1.500	16	3,595,588	0.97	224,724	8.096	82.81	603	42.15	0.00
3.000	1,163	350,457,138	94.46	301,339	8.066	80.59	630	26.49	0.00
5.000	48	15,875,970	4.28	330,749	7.136	78.31	687	41.74	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00
Total:	1,234	371,013,417	100.00	300,659	8.028	80.51	632	27.45	0.00

Swap Schedule
Period	Accrual Start	Accrual End	Notional Balance ($)	Strike Rate (%)
1	6/29/2006	7/25/2006	814,055,000	5.40%
2	7/25/2006	8/25/2006	801,913,000	5.40%
3	8/25/2006	9/25/2006	787,128,000	5.40%
4	9/25/2006	10/25/2006	769,725,000	5.40%
5	10/25/2006	11/25/2006	749,758,000	5.40%
6	11/25/2006	12/25/2006	727,305,000	5.40%
7	12/25/2006	1/25/2007	702,471,000	5.40%
8	1/25/2007	2/25/2007	675,390,000	5.40%
9	2/25/2007	3/25/2007	646,245,000	5.40%
10	3/25/2007	4/25/2007	616,653,000	5.40%
11	4/25/2007	5/25/2007	588,436,000	5.40%
12	5/25/2007	6/25/2007	561,529,000	5.40%
13	6/25/2007	7/25/2007	535,872,000	5.40%
14	7/25/2007	8/25/2007	511,404,000	5.40%
15	8/25/2007	9/25/2007	488,071,000	5.40%
16	9/25/2007	10/25/2007	465,819,000	5.40%
17	10/25/2007	11/25/2007	444,597,000	5.40%
18	11/25/2007	12/25/2007	424,348,000	5.40%
19	12/25/2007	1/25/2008	404,913,000	5.40%
20	1/25/2008	2/25/2008	378,842,000	5.40%
21	2/25/2008	3/25/2008	344,799,000	5.40%
22	3/25/2008	4/25/2008	314,244,000	5.40%
23	4/25/2008	5/25/2008	286,802,000	5.40%
24	5/25/2008	6/25/2008	262,171,000	5.40%
25	6/25/2008	7/25/2008	243,415,000	5.40%
26	7/25/2008	8/25/2008	230,826,000	5.40%
27	8/25/2008	9/25/2008	218,922,000	5.40%
28	9/25/2008	10/25/2008	207,668,000	5.40%
29	10/25/2008	11/25/2008	197,026,000	5.40%
30	11/25/2008	12/25/2008	186,959,000	5.40%
31	12/25/2008	1/25/2009	177,435,000	5.40%
32	1/25/2009	2/25/2009	168,423,000	5.40%
33	2/25/2009	3/25/2009	159,895,000	5.40%
34	3/25/2009	4/25/2009	151,825,000	5.40%
35	4/25/2009	5/25/2009	144,188,000	5.40%
36	5/25/2009	6/25/2009	136,957,000	5.40%
37	6/25/2009	7/25/2009	130,111,000	5.40%
38	7/25/2009	8/25/2009	123,627,000	5.40%
39	8/25/2009	9/25/2009	117,485,000	5.40%
40	9/25/2009	10/25/2009	111,669,000	5.40%
41	10/25/2009	11/25/2009	106,159,000	5.40%
42	11/25/2009	12/25/2009	100,937,000	5.40%
43	12/25/2009	1/25/2010	95,989,000	5.40%
44	1/25/2010	2/25/2010	91,298,000	5.40%
45	2/25/2010	3/25/2010	86,851,000	5.40%
46	3/25/2010	4/25/2010	82,635,000	5.40%
47	4/25/2010	5/25/2010	78,637,000	5.40%
48	5/25/2010	6/25/2010	74,846,000	5.40%
49	6/25/2010	7/25/2010	71,249,000	5.40%
50	7/25/2010	8/25/2010	67,836,000	5.40%
51	8/25/2010	9/25/2010	64,597,000	5.40%
52	9/25/2010	10/25/2010	61,524,000	5.40%
53	10/25/2010	11/25/2010	58,607,000	5.40%
54	11/25/2010	12/25/2010	55,837,000	5.40%
55	12/25/2010	1/25/2011	53,207,000	5.40%
56	1/25/2011	2/25/2011	50,709,000	5.40%
57	2/25/2011	3/25/2011	48,337,000	5.40%
58	3/25/2011	4/25/2011	46,083,000	5.40%
59	4/25/2011	5/25/2011	43,941,000	5.40%
60	5/25/2011	6/25/2011	41,905,000	5.40%

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Glenn McIntyre	212-713-3180
Michael Boyle	212-713-4129
Anthony Beshara	212-713-2804
Soohuck Chun	212-713-1280
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Danielle Stumberger	212-438-3514
Spencer Van Kirk	212-438-3135

Moody’s
Amita Shrivastava	201-915-8730